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                                                                      EXHIBIT 25

                                    AGREEMENT

            JOINT FILING OF AMENDMENT NO. 1 AND ALL FUTURE AMENDMENTS
                                 TO SCHEDULE 13D

     Each of the undersigned hereby agrees to file jointly the statement on Amendment No. 1 to Schedule 13D to which this Agreement is attached, and any amendments to the Schedule 13D (the "Schedule 13D") filed by Shamrock Holdings of California, Inc. on August 4, 2000 with respect to Ordinary Shares of Pacific Dunlop Limited which may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934.

     It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any future amendments to the
Schedule 13D, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

     It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Amendment No. 1 to the Schedule 13D, and any future amendments to the Schedule 13D, filed on behalf of each of the parties hereto.

Date: October 11, 2000

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
                                      SHAMROCK HOLDINGS OF CALIFORNIA, INC.


                                      By:   /s/ Robert G. Moskowitz
                                            --------------------------------
                                            Name:  Robert G. Moskowitz
                                            Title: Executive Vice President


                                      TREFOIL INTERNATIONAL III, SPRL


                                      By:   /s/ Eugene I. Krieger
                                            --------------------------------
                                            Name:  Eugene I. Krieger
                                            Title: Director
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